DRAFT #2




                KEY EMPLOYEE SEVERANCE AGREEMENT
                (TIER 2 EXECUTIVE)

                Southern Pacific Funding Corporation

                August 1998


















                                        Note:   This  draft  form  of  agreement
                                        reflects   the   basic   terms   of  the
                                        severance   policy   with   respect   to
                                        executive vice president level positions
                                        adopted  by the  Board of  Directors  of
                                        Southern Pacific Funding  Corporation in
                                        June 1998 and is subject to change  upon
                                        review by  representatives  of  Southern
                                        Pacific  Funding   Corporation  and  its
                                        legal counsel.


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CONTENTS




--------------------------------------------------------------------------------
Article 1. Definitions                                                         1

Article 2. Severance Benefits                                                  5

Article 3. Form and Timing of Severance Benefits                               8

Article 4. Excise Tax                                                          8

Article 5. The Company's Payment Obligation                                    9

Article 6. Recission                                                          10

Article 7. Covenants                                                          10

Article 8. Term of Agreement                                                  11

Article 9. Legal Remedies                                                     11

Article 10. Successors                                                        13

Article 11. Miscellaneous                                                     13




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KEY EMPLOYEE SEVERANCE AGREEMENT (TIER 2 EXECUTIVE)
SOUTHERN PACIFIC FUNDING CORPORATION

     THIS KEY EMPLOYEE SEVERANCE AGREEMENT is made, entered into, and is effective as of August ---, 1998 (hereinafter referred to as the "Effective Date"), by and between Southern Pacific Funding Corporation (the "Company"), a California corporation, and -------------- (the "Executive").

     WHEREAS, the Executive is currently employed by the Company in a key management capacity; and

     WHEREAS, the Executive possesses considerable experience and knowledge of the business and affairs of the Company and its policies, methods, personnel, and operations; and

     WHEREAS, the Company is desirous of assuring insofar as possible, that it will continue to have the benefit of the Executive's services; and the Executive is desirous of having such assurances; and

     WHEREAS, the Company recognizes that circumstances may arise in which a change in control of the Company occurs, through acquisition or otherwise, thereby causing uncertainty of employment without regard to the Executive's competence or past contributions. Such uncertainty may result in the loss of the valuable services of the Executive to the detriment of the Company and its shareholders; and

     WHEREAS, both the Company and the Executive are desirous that any proposal for a change in control or acquisition will be considered by the Executive objectively and with reference only to the business interests of the Company and its shareholders; and

     WHEREAS, the Executive will be in a better position to consider the Company's best interests if the Executive is afforded a level of security, as provided in this Agreement, against altered conditions of employment which could result from any such change in control or acquisition.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1. DEFINITIONS
     Wherever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Agreement" means this Key Employee Severance Agreement.

     (b)    "Base  Salary" means the salary of record paid by the Company to the
            Executive  as  annual  salary,   excluding  amounts  received  under
            incentive or other bonus plans, whether or not deferred.


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     (c)    "Board"  means the Board of  Directors of Southern  Pacific  Funding
            Corporation.

     (d) "Cause" shall be determined solely by the Committee in the exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

             (i) The willful and continued failure by the Executive to substantially perform his duties of employment (other than any such failure resulting from the Executive's Disability), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Committee believes that the Executive has not substantially performed his duties, and the Executive has failed to remedy the situation within ten (10) business days of receiving such notice; or

            (ii) The Executive's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony involving moral turpitude (with all rights of appeal having been exhausted); or

           (iii) The willful engaging by the Executive in misconduct materially and demonstrably injurious to the Company, monetarily or otherwise. However, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     (e) "Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

             (i) Any Person (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii) During any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this definition), whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

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           (iii)    The   shareholders  of  the  Company  approve  a  merger  or
                    consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result
                    in  the  voting   securities  of  the  Company   outstanding
                    immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the
                    ownership  of  any  trustee  or  other   fiduciary   holding
                    securities under an employee benefit plan of the Company, at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

            (iv) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (f) "Claim Date" means the date on which the Executive or the Company gives written notice to the other party that a controversy, dispute, or claim exists that arises out of or relates to this Agreement.

     (g)    "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means any committee to which the Board has delegated authority to administer the provisions of this Agreement. If the Board has not so delegated its authority, "Committee" shall mean the Board.

     (i) "Company" means Southern Pacific Funding Corporation, a California corporation (including any and all subsidiaries), or any successor thereto as provided in Article 10 herein.

     (j) "Disability" means permanent and total disability as determined under the Company's disability program or policy.

     (k) "Effective Date" means the date set forth above in the preamble to this Agreement.

     (l) "Effective Date of Termination" means the date on which a Qualifying Termination occurs, as provided in Paragraph 2.3 herein, which triggers the payment of Severance Benefits hereunder.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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     (n)    "Good  Reason"  means,   without  the  Executive's  express  written
            consent, the occurrence after a Change in Control of the Company of any one or more of the following:

             (i) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an officer of the Company, or a material reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect as of ninety (90) calendar days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (ii) The Company's requiring that the Executive be based at a location in excess of fifty (50) miles from the location of the Executive's principal job location or office immediately prior to the Change in Control; except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

           (iii) A fifteen percent (15%) or more reduction by the Company of the Executive's Base Salary or target bonus amount under the Company's Executive Performance Excellence Incentive Plan (or any successor plan) as each is in effect on the Effective Date hereof or as the same shall be increased from time to time; unless such reduction is the result of a general reduction in the compensation paid to the Company's executives for legitimate business reasons unrelated to the Executive's employment;

            (iv) The failure of the Company to continue in effect any of the Company's short- or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which the Executive participates unless such failure to continue the plan, policy, practice, or arrangement pertains to all plan participants generally and the Executive is provided with replacement plans, policies, practices, or arrangements of comparable value; or the failure by the Company to continue the Executive's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control of the Company;

             (v) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Article 10 herein; and

            (vi) Any purported termination by the Company of the Executive's employment that is not affected pursuant to a Notice of Termination satisfying the requirements of Section 2.8 herein, and for purposes of this Agreement, no such purported termination shall be effective.


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            The  Executive's  termination  of employment  shall not be for "Good
            Reason" if such termination occurs more than six (6) months after the occurrence of an event that would otherwise constitute Good Reason. The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. Except where the Executive remains employed  more  than  six (6)  months  after  an  event  that  would
            otherwise  constitute  "Good  Reason,"  the  Executive's   continued
            employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

     (o)    "Gross-Up Payment" means the payment provided for in Section 4.1.

     (p) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (q)    "Qualifying  Termination"  means  any of  the  events  described  in
            Section 2.3 herein, the occurrence of which triggers the payment of Severance Benefits hereunder.

     (r) "Severance Benefits" means the payment of severance compensation as provided in Section 2.4 herein.

     (s) "Stock" means the Common Stock, no par value per share, of the Company.

ARTICLE 2. SEVERANCE BENEFITS
     2.1 RIGHT TO SEVERANCE BENEFITS. Except to the extent prohibited pursuant to Section 5.3 and Article 6, the Executive shall be entitled to receive from the Company the Severance Benefits, described in Section 2.4 herein, if there has been a Change in Control of the Company and if, within eighteen (18) calendar months thereafter, the Executive's employment with the Company shall end for any reason specified in Section 2.3 herein as being a Qualifying Termination.

     The Executive shall not be entitled to receive Severance Benefits if he is terminated for Cause, or if his employment with the Company ends due to death, Disability, normal retirement (as defined under the then established rules of the Company's tax-qualified retirement plan), or due to a voluntary termination of employment by the Executive without Good Reason.

     2.2 SERVICES DURING CERTAIN EVENTS. In the event a Person begins a tender or exchange offer, circulates a proxy to shareholders of the Company, or takes any other step seeking to effect a Change in Control, the Executive agrees that he will not voluntarily leave the employ of the Company and will render services until such Person has abandoned or terminated his or its efforts to effect a Change in Control, or until six (6) months after a Change in Control has occurred; provided, however, that the Company may terminate the Executive's employment for Cause at any time, and the Executive may terminate his employment any time after the Change in Control for Good Reason.


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     2.3  QUALIFYING  TERMINATION.  The  occurrence  of any  one or  more of the following events within eighteen (18) months after a Change in Control of the Company shall trigger the payment of Severance Benefits to the Executive under this Agreement:

            (a) The Company's involuntary termination of the Executive's employment without Cause;

            (b) The Executive's voluntary employment termination for Good Reason within six (6) months of the occurrence of an event that constitutes Good Reason;

            (c) A successor company fails or refuses to assume the Company's obligations under this Agreement in their entirety, as required by Article 10 herein; or

            (d) The Company, or any successor company, commits a material breach of any of the provisions of this Agreement.

     For purposes of this Agreement, a Qualifying Termination shall not include a termination of employment by reason of death, Disability, or normal retirement (as such term is defined under the then-established rules of the Company's tax-qualified retirement plan), the Executive's voluntary termination without Good Reason, or the Company's involuntary termination for Cause.

     2.4 DESCRIPTION OF SEVERANCE BENEFITS. In the event that the Executive becomes entitled to receive Severance Benefits, as provided in Sections 2.1 and
2.3 herein, the Company shall pay to the Executive and provide him with total Severance Benefits equal to the following:

            (a) A lump-sum amount equal to the Executive's unpaid Base Salary, accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the Effective Date of Termination.

            (b) A lump-sum amount equal to the Executive's annual target bonus amount, established under the Executive Performance Excellence Incentive Plan (or any successor plan) for the bonus plan year in which the Executive's Effective Date of Termination occurs, multiplied by a fraction the numerator of which is the full number of calendar days in the year from January 1 through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365). This payment will be in lieu of any other payment to be made to the Executive under the Executive Performance Excellence Incentive Plan (or any successor plan) for that plan year.

            (c)    A lump-sum  amount equal to two (2)  multiplied by the sum of
                   (i) the greater of the Executive's Base Salary upon (a) the Executive's Date of Termination or upon (b) the effective date of a Change in Control; and (ii) the greater of (a) the average of annual bonuses paid to the Executive during the two (2) years immediately preceding the year in which a Change in Control occurs, or (b) the Executive's annual target bonus amount established under the Executive Performance


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                   Excellence  Incentive  Plan (or any  successor  plan) for the bonus plan year in which the  Executive's  Effective  Date of
                   Termination  occurs;   provided,   however,   that  under  no
                   circumstances shall the amounts payable under this Section 2.4(c) exceed seven hundred thousand dollars ($700,000).

            (d) The vesting and the lapse of restrictions on any and all outstanding awards held by the Executive, as granted to the Executive under the provisions of the Southern Pacific Funding Corporation 1995 Stock Option, Deferred Stock, and Restricted Stock Plan (as amended) (or any successor or complementary plan), shall be governed by the provisions of such plan or plans and any applicable award agreements.

            (e) A continuation for a twelve (12) month period of all welfare-type benefits provided to the Executive at the time of termination including, but not limited to, group term life insurance, medical insurance, and accident and disability insurance. These benefits shall be provided by the Company to the Executive immediately upon the Effective Date of Termination. Such benefits shall be provided to the Executive at the Company's cost, and at the same coverage level, as in effect as of the Executive's Effective Date of Termination. Further, the eighteen (18) month COBRA period shall commence for medical benefits as of the Executive's Effective Date of Termination. Following the termination of the twelve (12) month period of Company-provided benefits, the Executive shall be allowed to purchase medical benefits at the then applicable COBRA cost for the remaining six (6) month COBRA coverage period.

                   However notwithstanding the above, these welfare-type benefits shall be discontinued prior to the end of the stated continuation period in the event the Executive receives substantially similar benefits from a subsequent employer, as determined solely by the Committee in good faith. For purposes of enforcing this offset provision, the Executive shall be deemed to have a duty to keep the Company informed as to the terms and conditions of any subsequent employment and the corresponding benefits earned from such employment and shall provide, or cause to provide, to the Company in writing correct, complete, and timely information concerning the same.

            (f) At Company expense, standard outplacement services from a nationally recognized outplacement firm of the Company's selection for a period of up to one (1) year from the Effective Date of Termination. However, except as determined by the Committee in its sole and absolute discretion, the Executive shall not be entitled to receive a cash payment in lieu of such outplacement services.

     2.5 TERMINATION FOR TOTAL AND PERMANENT DISABILITY. Following a Change in Control, if the Executive's employment is terminated with the Company due to Disability, the Executive's benefits shall be determined in accordance with the Company's disability, retirement, insurance, and other applicable plans and programs then in effect.


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     2.6 TERMINATION FOR RETIREMENT OR DEATH.  Following a Change in Control, if
the Executive's employment with the Company is terminated by reason of his normal retirement (as defined under the then established rules of the Company's tax-qualified retirement plan), or death, the Executive's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs then in effect.

     2.7 TERMINATION FOR CAUSE OR BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. Following a Change in Control, if the Executive's employment is terminated either: (i) by the Company for Cause; or (ii) by the Executive other than for Good Reason, the Company shall pay the Executive his full Base Salary at the rate then in effect, accrued vacation, and other items earned by and owed to the Executive through the Effective Date of Termination, plus all other amounts to which the Executive is entitled under any compensation plans of the Company at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

     2.8 NOTICE OF TERMINATION. Any termination by the Company for Cause or a Qualifying Termination by the Executive or the Company shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

ARTICLE 3. FORM AND TIMING OF SEVERANCE BENEFITS
     3.1 FORM AND TIMING OF SEVERANCE BENEFITS.  Except as otherwise provided in
Section 5.3, the Severance Benefits described in Sections 2.4(a), 2.4(b), and 2.4(c) herein shall be paid in cash to the Executive in a single lump-sum as soon as practicable following the Executive's Effective Date of Termination, but in no event beyond thirty (30) days from such date.

     3.2 WITHHOLDING OF TAXES. The Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as legally shall be required.

ARTICLE 4. EXCISE TAX
     4.1 EXCISE TAX PAYMENT. If any portion of the Severance Benefits or any other payment under this Agreement or under any other agreement with, or plan of the Company, including but not limited to stock options, and other long-term incentives, would constitute an "excess parachute payment," such that a golden parachute excise tax is due, the Company shall provide to the Executive an additional payment, in cash, in an amount sufficient to cover the full cost to the Executive of any excise tax and the state and federal income and employment taxes on this additional payment, and all iterative excise, income, and employment taxes thereon (cumulatively, the "Gross-Up Payment"). For this purpose, the Executive shall be deemed to be in the highest marginal rate of federal and state taxes. The Gross-Up Payment shall be made as soon as possible following the date of the Executive's Qualifying Termination, but in no event later than thirty (30) calendar days of such date.

     For purposes of this Agreement, the term "excess parachute payment" shall have the meaning assigned to such term in Section 280G of the Code, and the term "excise tax" shall mean the tax imposed on such excess parachute payment pursuant to Sections 280G and 4999 of the Code.


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     4.2 SUBSEQUENT  RECALCULATION.  In the event the Internal  Revenue  Service subsequently adjusts the excise tax computation herein described, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole on an after-tax basis (less any amounts received by the Executive that the Executive would not have received had the computations initially been computed as subsequently adjusted), including the value of any underpaid excise tax, and any related interest and/or penalties due to the Internal Revenue Service.

ARTICLE 5. THE COMPANY'S PAYMENT OBLIGATION
     5.1 PAYMENT  OBLIGATIONS  ABSOLUTE.  Except as may otherwise be provided in
Section 5.3 and Article 6, the Company's obligation to make the payments provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as may otherwise be provided in Section 5.4, each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever.

     The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Section 2.4(e) herein.

     5.2 CONTRACTUAL RIGHTS TO BENEFITS. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

     5.3 EXECUTION OF RELEASE. The Executive agrees that the payment of any sums due the Executive pursuant to this Agreement is contingent on the Executive executing a release of all legal claims or actions against the Company, its affiliates, shareholders, directors, officers, employees, representatives, or agents, whether arising out of, or relating to, the Executive's employment with the Company, in substantially the same form as the release attached to this Agreement. The Executive agrees that his failure to execute such a release shall cancel the Company's obligations to pay any sums otherwise due the Executive under this Agreement (other than any sums due pursuant to Section 2.4(a)).

     5.4 REHIRE. In the event that the Executive is rehired by the Company following a termination after a Change in Control, unless otherwise determined by the Committee in its sole and absolute discretion, the Executive shall be required to reimburse to the Company an amount equal to the applicable repayment percentage specified on the schedule below multiplied by the sum of any amounts paid to the Executive pursuant to Sections 2.4(b) and 2.4(c):

       CALENDAR DAYS FROM (BUT NOT INCLUDING)           REPAYMENT PERCENTAGE
         THE EFFECTIVE DATE OF TERMINATION
            THROUGH THE DATE OF REHIRE

                    0 through 90                               75%

                   91 through 180                              50%


                   180 through 270                             25%

                    More than 270                               0%


     Notwithstanding the foregoing, the repayment amount shall be reduced, dollar for dollar, to the extent, if any, that the sum of the Executive's Base Salary and annual target bonus amount under the Company's Executive Performance Excellence Plan (or any successor plan) upon rehire is less than the greater of such sum as of either (a) the date immediately prior to the effective date of the Change in Control, or (b) the Executive's Effective Date of Termination.

ARTICLE 6. RECISSION
     If the Committee determines, in its sole and absolute discretion, based upon the opinion of the Company's independent certified public accounting firm, that (i) the consummation of a pending merger involving the Company may be contingent upon the parties' ability to use pooling of interests accounting, and
(ii) a provision of this Agreement (including, but not limited to the Gross-Up Payment of Section 4.1) would preclude the use of pooling of interests accounting in such merger, the Committee may, in its sole and absolute discretion, eliminate or modify any such provisions only to the extent required to allow pooling of interests accounting to be used in such merger.

     The Executive agrees that the execution of this Agreement by the Company constitutes sufficient consideration for the Executive granting the Company the right to recission provided for in this Article 6 and that no additional consideration shall be required from the Company, or any other party, in the event that the Committee exercises such right of recission.

ARTICLE 7. COVENANTS
     7.1 CONFIDENTIALITY. The Executive agrees that at all times during and following the term of this Agreement, he will not, without the prior written consent of the Company use, attempt to use, disclose, or otherwise make known to any person, firm, corporation, or other entity (other than the Board of
Directors of the Company) any confidential or proprietary knowledge or information of the Company or its subsidiaries which is now known to him or which hereafter (whether before or after his termination) may become known to him as a result of his employment or association with the Company.

     7.2 NONSOLICITATION. Following the termination of employment, the Executive agrees that he will not retain, solicit, or induce or attempt to retain, solicit, or induce, any employee of the Company or any of its subsidiaries, to terminate his employment.

     7.3 COOPERATION. The Executive agrees that, at all times following his employment termination, he will furnish such information and render such assistance and cooperation as may reasonably be requested in connection with any litigation or legal proceedings concerning the Company or any of its subsidiaries (other than any legal proceedings concerning the Executive's employment). In connection with such cooperation, the Company will pay or reimburse the Executive for all reasonable expenses incurred in cooperating with such requests.

     7.4 REMEDIES FOR BREACH. It is recognized that damages in the event of breach of this Article 7 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude the Company from pursuing any other rights and remedies at law or in equity that the Company may have.

ARTICLE 8. TERM OF AGREEMENT
     This Agreement will commence on the Effective Date first written above, and shall continue in effect for three (3) full calendar years. However, at the end of such three-year period and, if extended, at the end of each additional year thereafter, the term of this Agreement shall be extended automatically for one
(1) additional year, unless the Company delivers written notice to the Executive three (3) months prior to the end of such term, or extended term, that the Agreement will not be extended. In such case, the Agreement will terminate at the end of the term, or extended term, then in progress.

     However, in the event a Change in Control occurs during the original or any extended term, and notwithstanding any other provision of this Article 8, this Agreement will remain in effect for the longest of (i) the remaining term of the original three (3) year term, if still in effect; (ii) eighteen (18) months from the effective date of such Change in Control; or (iii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive.

ARTICLE 9. LEGAL REMEDIES
     9.1 DISPUTE RESOLUTION. Each controversy, dispute, or claim between the Executive and the Company arising out of or relating to this Agreement, which controversy, dispute, or claim is not settled in writing within thirty (30) calendar days after the Claim Date, will be settled by binding arbitration in Portland, Oregon in accordance with the provisions of the American Arbitration Association. Further:

            (a) Such arbitration shall constitute the exclusive remedy for the settlement of any controversy, dispute, or claim, and the Executive and the Company each waive their rights to initiate any legal proceedings against each other in any court or jurisdiction. Any decision rendered by the arbitrator and such arbitration will be final, binding, and conclusive and judgment shall be entered in any court in the state of Oregon having jurisdiction.

            (b) Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. Except as may otherwise be provided in Section 9.2, the costs of the court reporter shall be borne equally by the parties.

            (c) The arbitrator shall be required to determine all issues in accordance with existing case and statutory law of the state of Oregon. The rules of evidence applicable to proceedings at law in the state of Oregon will be applicable to the proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies, and to enter equitable orders that will be binding upon the Executive and the Company. The arbitrator shall issue a single judgment at the close of the proceeding which shall dispose of all of the claims of the Executive and the Company that are the subject of the proceeding. The Executive and the Company hereto each expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the arbitrator. The Executive and the Company hereto each expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this Section 9.1.

     9.2 PAYMENT OF LEGAL FEES. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or to incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, including, but not limited to, maintaining an action pursuant to Section 9.1 herein, the Company shall pay (or the Executive shall be entitled to recover from the Company) fifty percent (50%) of the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award. This shall include without limitation, court costs and attorneys' fees incurred by the Executive as a result of any claim, action, or proceeding, including any such action against the Company arising out of, or challenging the validity or enforceability of this Agreement or any provision hereof. However, under no circumstances shall the amounts payable by the Company to or on behalf of the Executive pursuant to this Section 9.2 exceed fifty thousand dollars ($50,000).

ARTICLE 10. SUCCESSORS
     The rights of the Executive and the Company hereunder shall run in favor of the Company and their respective successors, assigns, nominees, or other legal representatives. Termination of the Executive's employment shall not operate to relieve the Executive of any remaining obligations hereunder, and all such obligations are binding upon his heirs, executors, administrators, or other legal representatives.

     The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of the assets of the Company by agreement, in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor in accordance with the operation of law and such successor shall be deemed the "Company" for purposes of this Agreement.

ARTICLE 11. MISCELLANEOUS
     11.1 EMPLOYMENT STATUS. Nothing herein contained shall be deemed to create an employment agreement between the Company (or a subsidiary) and the Executive, providing for the employment of the Executive by the Company (or a subsidiary) for any fixed period of time. The Executive's employment with the Company (or any subsidiary) is terminable at will by the Company (or the subsidiary, as the case may be), or the Executive and each shall have the right to terminate the Executive's employment with the Company (or any subsidiary) at any time, with or without Cause, subject to the Company's obligation to provide any Severance Benefits as may be required hereunder.

     Upon a termination of the Executive's employment prior to the effective date of a Change in Control, there shall be no further rights under this Agreement; provided, however, that if such an employment termination shall arise in connection with, or in anticipation of, a Change in Control, then the Executive's rights shall be the same as if the termination had occurred within eighteen (18) months following a Change in Control.

     11.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof. In addition, the payments provided for under this Agreement in the event of the Executive's termination of employment shall be in lieu of any severance benefits payable under any severance plan, program, or policy of the Company to which he might otherwise be entitled.

     11.3 NOTICES. All notices, requests, demands, and other communications hereunder shall be sufficient if in writing and shall be deemed to have been duly given if delivered by hand or if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.

     11.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     11.5 CONFLICTING AGREEMENTS. The Executive hereby represents and warrants to the Company that his entering into this Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of, any other employment or other agreement to which he is a party, except to the extent any such conflict, breach, or violation under any such agreement has been disclosed to the Company's Board in writing in advance of the signing of this Agreement.

     11.6 SEVERABILITY. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

     Notwithstanding any other provisions of this Agreement to the contrary, the Company shall have no obligation to make any payment to the Executive hereunder to the extent, but only to the extent, that such payment is prohibited by the terms of any final order of a Federal or state court or regulatory agency of competent jurisdiction; provided, however, that such an order shall not affect, impair, or invalidate any provision of this Agreement not expressly subject to such order.

     11.7 MODIFICATION. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by a member of the Company's Board, as applicable, or by the respective parties' legal representatives or successors.

     11.8 APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the state of California shall be the controlling law in all matters relating to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this ----- day of ---------------, 1998.



ATTEST                                   SOUTHERN PACIFIC FUNDING CORPORATION



By: --------------------------           By: -------------------------------
      Corporate Secretary
                                         Title: ----------------------------




                                         -----------------------------------
                                         Executive




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